Exhibit 10.35
GUARANTOR AGREEMENT

STATEMENT

The signature of the present guarantor agreement occurs .in the framework of the operation described hereafter:

1) Further to the signature of a private contract, on August 29th 2001 in STRASBOURG, the companies ALSABAIL, CIAL FINANCE and FRUCTICOMI decided to finance on behalf of the company DELTAGEN EUROPE S.A., by means of a real estate lease purchase operation, carried out in joint ownership ; the purchase of a piece of land of 45 088 square meters, located in the Parc d’Innovation, Rue Tobias Stimmer, in 67400 ILLKIRCH (France) and the construction on this land of a building (research laboratories and offices) with an approximate size of 5,000 square meters (net usable)

The investment amounts to € 8,500,000.– ( + VAT )

The terms and conditions of the lease purchase are mentioned in the lease purchase contract which was signed with the company DELTAGEN EUROPE S.A. on August 29th 2001.

The financing of this operation is based on

•	A grant to come from the local authorities (Alsace area) of €134,155.–
•	The financing from the joint owners amounting to € 6,765,845.–
•	A loan made by DELTAGEN EUROPE S.A. amounting to €1,600,000.–

2) The intervention of the joint owners is subject to a guarantee provided by DELTAGEN INC., to be valid during the whole duration of the lease purchase agreement and for the amount corresponding to the financing granted by the joint owners

All the above set forth, the following has been settled and agreed

GUARANTEE

The company DELTAGEN INC. with its head–office registered at Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801, USA, represented by Mr William MATTHEWS, Ph.D., President hereafter referred to as the “ GUARANTOR”

and having acquainted itself with the real estate lease purchase operation and all the agreements related to it between:

1)    The Joint owners

•
The company Alsacienne de Credit–Bail Immobilier – ALSABAIL, mixed local economy company with a capital of € 9,704,280.––, head–office located at 5, Allee de la Robertsau in 67000 STRASBOURG, registered at the Register of Trade and Companies of STRASBOURG under the number B 718 504 004

•
The company CIAL FINANCE, a joint stock company with a capital of FRF 31,775,300.––, head-office located 31, Rue Jean Wenger Valentin in 67000 STRASBOURG, registered at the Register of Trade and Companies of STRASBOURG under the number B 588 502 625

•
The company FRUCTICOMI, a joint stock company with a capital of FRF 180,000,000.––, head-office located 115, Rue de Montmartre in 75002 PARIS, registered at the Register of Trade and Companies of PARIS under the number B 333 384 311 hereafter referred to as the “JOINT OWNERS”

2)     The lessee

The company DELTAGEN EUROPE S.A., joint stock company with a capital of € 2,440,000.– head-office located 44, Route Burkel in 67400 ILLKIRCH, registered at the Register of Trade and Companies of STRASBOURG under the number B 434 277 919 hereafter referred to as “DELTAGEN EUROPE”
Or the main debtor

herewith declares that it stands joint guarantor for DELTAGEN EUROPE to cover all the commitments and obligations of this latter in front of the Joint Owners, during the whole duration of the lease purchase agreement

Within the framework of the lease purchase agreement, DELTAGEN EUROPE shall have to pay rents to the Joint Owners, calculated on the amount of financing provided by these latter, that is to say on € 6,765,845.–

The guarantor jointly and together with the main debtor DELTAGEN EUROPE, herewith commits to pay and to reimburse to the Joint Owners, upon first request, in accordance with the agreed conditions, all amounts due to them and related to the lease purchase agreement. However, the guarantor’s intervention is limited to € 6,765,845.–

This amount corresponds to the financing provided by the Joint Owners with the following share out:

– ALSABAIL	€4,059,507.–
– CIAL FINANCE	€1,353,169.–
– FRUCTICOMI	€1,353,169.–

The guarantor shall pay immediately upon request of payment from the joint owners. Any delay in payment exceeding 30 days shall be submitted to interest calculated on the EONIA rate + 3%

The guarantor expressly waives to take advantage of any recourse which normally belongs to DELTAGEN EUROPE.

The guarantor expressly waives to use personal or other guarantees in order to cover now or in future the commitment made herein

The guarantor expressly waives its right of recourse against the main debtor and waives subrogation to the rights of the Joint Owners, as long as these latter shall not have been reimbursed of all the sums due to them by the main debtor

The Joint Owners shall retain the right to subscribe to any judicial or extra–judicial composition granted to the main debtor, or to conclude any agreement with the main debtor and related to the debt guaranteed by the present document. The approval of the Guarantor shall not be necessary for this. The rights of the Joint Owners in front of the Guarantor shall remain unchanged in any case, whether that agreement is made within the scope of the amicable settlement proceedings instituted by Law on March 1st 1984 for companies experiencing financial difficulties and modified by law N°94–475 of June 10th 1994; or in the scope of any other proceedings or even any other extra–judicial agreement

It is expressly stated that the present guarantee commitment shall remain valid even over the postponements and extensions of deadlines granted by the Joint Owners to the main debtor. The guarantor gives in advance full agreement on these measures and does not request the Joint Owners to give notice

The present guarantee commitment also covers the costs of judicial or extra–judicial recovery, solicitor fees, compensation due in the event of early termination of the lease purchase agreement and until the facilities are left empty

If not expressly approved by the joint owners, the present guarantor agreement cannot be cancelled in case of modification of the juridical status of the lessee, for instance, merger or takeover. It is expressly agreed that the obligations of the guarantor shall not be extinguished in case of assignment of the lease purchase agreement. Therefore, the guarantor shall continue to stand guarantee for all the sums payable to the joint owners by DELTAGEN EUROPE as the assignor and the latter shall stand guarantor in front of the joint owners for the assignee or successive assignees for the due fulfillment of their obligations. The guarantor commits to be a participant to the successive contracts that may be signed in future for the assignment of the lease purchase contract

The present contract remains valid even in case of modification of the juridical status of one of the joint owners, namely in case of merger or takeover. There is no need to give notice about such changes to the guarantor.

The present contract is ruled by French Law and the signatories declare to be well aware of the meaning of the provisions mentioned in the present guarantee contract although they are drawn up in French

The Joint Owners shall arrange the registration of the present contract, at the expenses of the lessee

For the performance of the present contract:

–	the Guarantor’s domicile shall be the address of its head-office mentioned in this contract
–	in the event of a dispute, the Court of STRASBOURG shall be competent

The present contract is made out in one single original only and shall be kept by ALSABAIL

ALSABAIL shall hand out a certified copy to each joint owner and to the main debtor as soon as the original contract has been registered

The signatories declare that they have full knowledge of the meaning of the provisions of the present agreement, although they are drawn up in French

The present contract has been translated into English by Mrs Hortense RHINN, Director of Administration and Finance of DELTAGEN EUROPE S.A. Mrs RHINN is present at the time of signature of the present contract and also signs it

In Strasbourg, on August 29th 2001

In handwriting prior to signature:
“Acceptance of joint guarantee up to the limit of € 6,765,845.–”

Signature